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                                                                    Exhibit 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of Immune Response, Inc. of our report dated August 12, 1999, for Opticon Medical, Inc. for the fiscal year ended December 31, 1998, and to all references to our firm included in this Registration Statement.



                                            /S/ Lund Koehler Cox & Arkema, LLP
                                            ----------------------------------
                                            LUND KOEHLER COX & ARKEMA, LLP


Minneapolis, Minnesota
April 25, 2000